CERTIFICATE OF ASSUMPTOR

In addition to all other representations, warranties and covenants made by OXBRIDGE SQUARE SHOPPING CENTER, LLC, a Virginia limited liability company ("Assumptor"), in connection with Assumptor's assumption of a mortgage loan made by LAUREATE REALTY SERVICES, INC., a South Carolina corporation ("Lender") to OXBRIDGE SQUARE LIMITED PARTNERSHIP, a Virginia limited partnership ("Original Borrower") in the original principal amount of Four Million Five Hundred Seventeen Thousand Five Hundred and No/ 100 Dollars ($4,517,500.00) (the "Loan"), Assumptor does hereby represent, warrant and covenant to LASALLE NATIONAL BANK, as Trustee under that certain Pooling and Servicing Agreement ("PSA") dated as of August 1 , 1998 for certificateholders of G MAC Commercial Mortgage Securities, Inc. Pass-Through Certificates Series 1998-C2 ("Noteholder"), successor in interest to Lender, and Noteholder's successors, transferees and assigns, as of the 2nd day of June, 2004, as follows:

1.

Review of Documents.

Assumptor has reviewed:

(a) the Promissory Note (the "Note") dated June 2, 1998, made by the Original Borrower payable to Lender and evidencing the Loan, (b) the Deed of Trust and Security Agreement (the "Security Instrument") dated June 2, 1998, creating a first lien on certain real property and the improvements located thereon known as Chesterfield County, Virginia (the "Property"), and (c) the Assignment of Leases and Rents dated June 2, 1998 related to the Property (the "Assignment of Leases and Rents") (collectively referred to as the "Loan Documents").

2.

Purpose of Certificate.

This Certificate is delivered to Noteholder in order to induce Noteholder to:  (a) consent to the transfer of the Property to Assumptor and the assumption by Assumptor of the obligations of the Original Borrower under the Loan Documents (the "Assumption"). Assumptor hereby acknowledges that Noteholder shall rely upon this Certificate and Assumptor's representations, warranties and covenants contained herein, in consenting to the Transfer.

3.

No Default. The execution, delivery and performance of the obligations imposed on Assumptor under the Loan Documents will not cause Assumptor to be in default under the provisions of any agreement, judgment or order to which Assumptor is a party or by which Assumptor is bound.

4.

Items Due and Payable. To the best of Assumptor's knowledge, no defaults exist under the Loan, and all of the following items regarding the Property which have become due and payable have been paid or, with the approval of Noteholder, an escrow fund sufficient to pay them has been established: taxes; government assessments; insurance premiums; water, sewer and municipal charges; and any other charges affecting the Property.

5.

Compliance with Applicable Laws and Regulations. To the best of Assumptor's knowledge, all improvements to the Property and the use or uses of the Property comply with, and shall remain in compliance with, all applicable statutes, rules and regulations, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, antidiscrimination, fair housing, access for the disabled, environmental protection, zoning and land use.  To the best of Assumptor's knowledge, improvements on the Property comply with, and shall remain in compliance with, applicable health, fire, and building codes. To the best of Assumptor's knowledge, there is no evidence of any illegal activities relating to controlled substances on the Property. To the best of Assumptor's knowledge, all required permits, licenses and certificates for the lawful use and operation of the Property, including, but not limited to, certificates of occupancy, licenses, or the equivalent, have been obtained and are current and in full force and effect.

6.

Condition of Property.

To the best of Assumptor's knowledge, the Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to the Property has been fully restored.  Assumptor has disclosed to Lender its knowledge of a minor discrepancy in the legal description attached to the Security Instrument and the legal description of the Property legally owned by Original Borrower. Lender acknowledges this discrepancy and both parties further acknowledge this discrepancy and both parties further acknowledge that no change to the Lender's insured title policy has occurred.

7.

Defense of Usury.

Assumptor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under the Loan Documents.

8.

Insurance Policies. Assumptor has furnished to Noteholder all insurance policies and certificates required pursuant to the Loan Documents.

9.

No Insolvency or Judgment. Neither Assumptor is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court with jurisdiction located in the United States.

10.

No Condemnation. No part of any Property subject to the Security Instrument has been taken in condemnation or other like proceeding to an extent which would materially impair the value of the Property, the Security Instrument or the Loan or the usefulness of such Property for the purposes contemplated, nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

11. No Subordinate Financing. Except as otherwise expressly approved by Noteholder in writing, and except for the Security Instrument referenced herein, no part of the Property subject to the Security Instrument is, or will become, subject to a mortgage, deed of trust or other type of prior or subordinate lien.

12.

No Labor or Materialmen Claims. To the best of Assumptor's knowledge, all parties furnishing labor and materials to or for the benefit of the Property have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued or endorsed in connection with the Assumption, there are no mechanics', laborers' or materialmen's liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Security Instrument.

13.

No Other Interests. To the best of Assumptor's knowledge, no person, party, firm or corporation has (a) any possessory interest in the Property or right to occupy the same except

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under and pursuant to the provisions of existing leases by and between tenant and the Original Borrower, true and complete copies of all such leases having been previously disclosed to Lender and Noteholder; or (b) an option to purchase the Property or an interest therein except as disclosed in the leases, if any.

14.

Single Asset Status.  Assumptor does not own any real property o r assets other than the Property and does not operate any business other than the management and operation of the Property.

15.

Taxes Paid.  Assumptor has filed all federal, state, county and municipal tax returns required to have been filed by Assumptor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Assumptor, and Assumptor has no knowledge of any basis for additional assessment with respect to such taxes. To the best of Assumptor's knowledge, there are not presently pending any special assessments against the Property or any part thereof.

16.

Adverse Change.  No material adverse change in the financial condition of Assumptor has occurred between the respective dates of the financial statements which were furnished to Noteholder relating to such persons and the date hereof.

17.

Financial Statements.  The financial statements of Assumptor furnished to Noteholder pursuant to the request for consent to the Transfer, reflect in each case a positive net worth as of the date thereof.

18.

Working Capital.  After the Loan is assumed, Assumptor will have sufficient working capital, including cash flow from the Property, not only to adequately maintain the Property, but also to pay all of Assumptor's outstanding debts as they come due.

19.

Validity of Loan Documents.  Assumptor represents to Noteholder that there is no known action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Assumptor, threatened against Assumptor or the Property before any governmental or administrative body, agency or official which: (i) challenges the validity of the Loan Documents or the authority of Assumptor to enter into the Assumption and Release Agreement and thereby become bound by the Loan Documents or to perform the transactions contemplated hereby or thereby, or (ii) if adversely determined would have a material adverse effect on the occupancy of the Property or the business, financial condition or results of operations of Assumptor or the Property.

20.

Rent Roll.  To the best of Assumptor's knowledge, the rent roll for the Property attached hereto as Exhibit A is true, correct and complete as of the date hereof

21.

Leases.  To the best of Assumptor's knowledge, Noteholder has been furnished with true, correct and complete executed copies of all Leases of the Property, and any amendments, assignments or modifications thereto.

22.

No Material Change.  Since the date of application for the Transfer, there has been no material change in the occupancy of the Property or the business, financial condition or results of operations of Assumptor, the Property or any tenant of the Property.

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23.

Representations and Warranties True. Each and every representation and warranty contained herein will remain true and correct at all times from the date hereof until the Loan is repaid in full in accordance with its terms. In the event that any representation or warranty contained herein becomes untrue, in whole or in part, after the date hereof, Assumptor will promptly advise Noteholder in writing.

24.

Ratification. Assumptor covenants that it shall, promptly upon the request of Noteholder, ratify and affirm this Certificate of Assumptor in writing, as of such date or dates as Noteholder shall specify.

25.

Survival. The representations, warranties and covenants set forth in this Certificate of Assumptor, shall survive the assignment and delivery of the Loan to any investor. Assumptor agrees that such investor shall be a third party beneficiary of the representations, warranties and covenants set forth herein.

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IN WITNESS WHEREOF, Assumptor executed this Certificate of Assumptor as of the day and year first above written.

ASSUMPTOR:

OXBRIDGE SQUARE SHOPPING CENTER, LLC,
a Virginia limited liability company

By:

Blue Ridge Real Estate Company,

its member

By: /s/ Patrick M. Flynn

Name:  Patrick M. Flynn

Title:  President

STATE/COMMONWEALTH OF NEW YORK

CITY/COUNTY OF NASSAU

I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Patrick M. Flynn , whose name as President of Blue Ridge Real Estate Company, the member of Oxbridge Square Shopping Center, LLC, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Oxbridge Square Shopping Center, LLC.

GIVEN under my hand and seal this 1st day of June, 2004.

[NOTARY SEAL]

/s/ Roseanne Dwyer

NOTARY PUBLIC

My Commission expires:

ROSEANNE DWYER
Notary Public, State of New York
No. 4909302
Qualified in Nassau County
Commission Expires January 11, 2006

EXHIBIT "A"

Space Leases - Oxbridge Square

	OXBRIDGE SQUARE
	SCHEDULE OF LEASES					Date of Latest
	(Based on data effective				Guarantor	Lease Modification
	June 1, 2004)				(Y=yes)	Agreement	Lease
Tenant			SIZE		(if blank, then	(if blank, then	Expiration	OPTIONS/YEARS
Number	Trade Name/Street # on Hull Street Road	TENANT NAME ON LEASE	(sq. ft.)	Date of Lease	none)	none)	Date	(if blank, then none)

14	Vacant, 9925		2,080
33	Tompkins Taekwondo, 10003	Lisa A. Tompkins	2,000	19-June-2002			6/30/2005
22	Vacant, 9941 thru 9945		5,000
13	Vacant, 9923 – A		6,500
37	Harley Davidson Motorcycle Sales, 10011	H.D. Motorcycle Sales & Service, Inc.	15,000	23-May-2000	Y	8-Nov-02	9/30/2006
18	Community Room, 9933		1,200
3	Affordable Sports Gear, 9905	Wiljoy Investment Corporation	675	16-Dec-2003	Y		4/30/2007
4	Manchesster Cleaners, 9907	JUNG HEE KIM	675	5-Apr-1991		5-Mar-03	7/31/2006
9	Jackson Hewitt Tax Service, 9917	Mallard, Inc.	760	23-Aug-2002			4/30/2006	One/3-yr
8	Watch, Pen, & Pencil (9915)	Jackson D. Bise	675	27-Sep-1988		27-Jun-03	9/30/2006
19	Tropical Tanning, 9935	Ross, Inc.	1,137	3-Mar-2004	Y		3/31/2007
20	Victoria Nails, 9937	Ha T. Nguyen and Kim-Huong T. Nguyen	1,100	23-Sep-1999		13-May-02	9/30/2007
10	Subway, 9919	Subway Sandwich Shops, Inc.	1,200	1-Nov-1994		3-Jul-03	11/30/2006
25	The UPS Store, 9947	AVS, Inc.	2,000	16-Sep-1997	Y	8-May-03	12/31/2007
2	Vacant, 9903		1,014
40	Wachovia Bank, 9961	Wachovia Bank, N.A.	2,986	26-Feb-1980		25-Jan-02	2/28/2007	Two/5-yr
1	Golden Razor, 9901	Curtis W. Courington	1,014	18-May-1989		13-Feb-01	5/31/2004
1	Hair Expressions, 9901	Jodi J. Risener		23-Mar-2004			5/31/2007	One/3-yr
30	Heavenly Grounds Coffee & Gift Shop, 9957	Harold L. Hicks, Jr.	2,400	23-May-2003			9/30/2006	One/3-yr
36	Vacant, 10009		2,000
5	Dr. Elias Family Dentistry, 9909	Dr. Thomas D. Elias, D.M.D.	1,350	15-Nov-2001			11/30/2004
45	Oxbridge Vet Center, 10005 & 10007	Richard L. Kitterman, D.V.M.	3,200	11-Aug-1999			1/31/2006
7	Cigarette Club, 9913	Palmen, Inc.	675	27-Apr-1999	Y	1-Apr-02	6/30/2005
26	VA ABC Store, 9949	VA Alcoholic Beverage Control Board	2,625	3-Apr-2003			10/31/2007
28	Becky’s Hallmark, 9953	Becky’s Cards And Gifts Inc.,	4,000	29-Jul-1992		1-Oct-02	12/31/2006
11	Duron, 9921	Duron, Inc.	3,400	7-Feb-1997		1-Oct-02	3/31/2008
39	Shoney’s, 10013	Big Boy of Richmond, Inc.	5,116	20-May-1980		18-Mar-93	10/31/2008
27	Shanghai Chinese Restaurant, 9951	Chung Chen, Inc.	2,625	31-Jan-1984		9-Aug-02	8/31/2007
32	Ukrop’s Addition, 9959	UKROP’S SUPERMARKTS, INC.	2,400	2-Nov-1979			6/30/2005	Two/5-year
3	Ukrop’s Supermarket, 10001	UKROP’S SUPERMARKTS, INC.	34,512	2-Nov-1979		28-Dec-87	6/30/2005	Two/5-year
12	Vacant, 9923		9,620
15	Price is Right, 9929 *(see note below)	Bargain Hunters, Inc.	4,425	23-Apr-2004	Y	3 yrs from commencement date
38	Captain D’s Seafood, 9963	Big Boy of Richmond, Inc.	3,037	15-Oct-1980		6-Aug-97	11/30/2007
21	Vacant, 9939		1,400
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	TOTALS (as leased)		127,801

*	Lease begins 7-1-04 or when Tenant opens,
	whichever occurs first.

EXHIBIT A - Space Leases #2   5-18-04